LOAN AGREEMENT AND SECURITY AGREEMENT

THIS LOAN AGREEMENT AND SECURITY AGREEMENT (“Loan Agreement”) is made as of the 2nd day of August, 2016, by Bollente Companies Inc., a Nevada corporation (“Borrower”), as borrower, and Built-Right Holdings, LLC, an Arizona limited liability company ("Lender"), as lender.

Background

Borrower is in the business of designing, manufacturing, marketing and selling Trutankless Water Heaters, and desires to borrow from Lender an amount not to exceed, in the aggregate, One Million Dollars ($1,000,000) in lawful money of the United States of America (the “Maximum Loan Amount”), for the purpose set forth in this Loan Agreement.  For the independent consideration set forth below, Lender is willing to loan such amount to Borrower on the terms and conditions set forth in this Loan Agreement.

Agreement

NOW, THEREFORE, in consideration of the parties’ respective promises stated herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Borrower and Lender agree as follows:

ARTICLE 1

DEFINED TERMS AND CONSTRUCTION GUIDELINES

1.01 Defined Terms.  Each defined term used in this Loan Agreement has the meaning given to that term in Schedule 1.01 to this Loan Agreement.

1.02 General Construction.  Defined terms used in this Loan Agreement may be used interchangeably in singular or plural form, and pronouns are to be construed to cover all genders. All references to this Loan Agreement or any agreement or instrument referred to in this Loan Agreement shall mean such agreement or instrument as originally executed and as hereafter amended, supplemented, extended, consolidated or restated from time to time. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Loan Agreement as a whole and not to any particular subdivision; and the words "Article" and "Section" refer to the entire article or section, as applicable and not to any particular subsection or other subdivision.  Reference to days for performance means calendar days unless business days are expressly indicated.

1.03 Independent Consideration.  As consideration for Lender’s agreement to enter into this Loan Agreement and loan the Maximum Loan Amount to Borrower on the terms and conditions stated herein, concurrently herewith Borrower shall pay to Lender the sum of One Hundred Dollars ($100) (the “Independent Consideration”), which Independent Consideration shall be deemed earned when paid, retained by Lender upon receipt, and nonrefundable to Borrower in all events.

ARTICLE 2

LOAN AMOUNT; PAYMENT TERMS; ADVANCES

2.01 Commitment to Lend.  Subject to the terms and conditions set forth herein, and in reliance on Borrower's representations, warranties and covenants set forth herein, Lender agrees to loan to Borrower the Initial Advance, and at Lender’s option, such Additional Advances as Lender deems appropriate, the total amount of which shall not exceed the Maximum Loan Amount.  The Loan shall be evidenced by this Loan Agreement and by the Note made by Borrower to the order of Lender and shall bear interest and be paid upon the terms and conditions provided herein.

(a) Initial Advance.  Upon the full execution and delivery of the Loan Documents by Borrower and Lender, and Borrower’s payment to Lender of the Independent Consideration, Lender shall make an initial advance in the amount of Three Hundred Fifty Thousand Dollars ($350,000) ("Initial Advance") against the Maximum Loan Amount.

(b) Additional Advances.  Upon Borrower’s written request, and in Lender’s sole and absolute discretion, Lender shall have the option (but not the obligation) to make the following additional advances (individually, an “Additional Advance” and, collectively, the “Additional Advances”), in the aggregate amount of which, together with the Initial Advance, shall not exceed the Maximum Loan Amount:  Two Hundred Twenty-Five Thousand Dollars ($225,000) on November 1, 2016; Two Hundred Twenty-Five Thousand Dollars ($225,000) on February 1, 2017;and Two Hundred Thousand Dollars ($200,000) on May 1, 2017.

(c) Draws/Use of Advances.  Borrower shall deposit each Advance into the Segregated Account.  Except as otherwise agreed by Lender in its sole and absolute discretion, all funds, from whatever source (including but not limited to the Advances) deposited to the Segregated Account shall be distributed by Borrower from the Segregated Account as follows:  (i) not less than eighty percent (80%) of all distributions from the Segregated Account shall be used by Borrower to pay for the manufacture and delivery of Trutankless Water Heaters; and (ii) the balance of all distributions (i.e., an amount not to exceed twenty percent (20%)) may be used by Borrower to pay general operating expenses and overhead.  In addition to the Advances, until the Loan is satisfied in full, Borrower shall deposit into the Segregated Account all revenues from the sale of Trutankless Water Heaters, which amounts shall be subject to the same restrictions on distributions set forth above in this Section 2.01(c).  During the term of the Loan, Lender shall have unrestricted view access to the Segregated Account.  In addition, Borrower agrees to provide to Lender, promptly upon request, any backup or supporting information maintained by Borrower regarding deposits to, or disbursements from the Segregated Account.

2.02 Calculation of Interest.  Interest on each Advance shall accrue at the rate of twelve percent (12%) per annum from the date such Advance is issued until paid in full.

2.03 Payment of Principal and Interest.

(a) Due Date.  The Loan shall be due and payable in full on the first to occur of the following (the “Due Date”):  (i) one hundred twenty (120) days after delivery of Payment Notice by Lender, and (ii) August 1, 2018.  Subject to the terms of subsection (b) below, on or before the Due Date, Borrower shall pay the entire then current outstanding principal balance of the Loan, together with all accrued interest thereon and all other amounts due under this Loan Agreement, the Note or any other Loan Document (collectively, the “Loan Amount”).  The term “Payment Notice” means a written demand for payment delivered by Lender to Borrower at any time from and after February 1, 2017, but prior to August 1, 2018.

(b) Prepayment.  Borrower has the right to elect to prepay the Loan, in full but not in part, at any time prior to the Due Date upon not less than thirty (30) days’ advance written notice to Lender (the “Prepayment Election”).  During the thirty (30) day notice period, the Loan shall be deemed due and payable, and subject to Lender’s stock conversion rights under Section 3.01 below and the Note.  If Borrower exercises the Prepayment Election, and on the conditions that (i) the principal balance of the Loan is less than One Million Dollars ($1,000,000), and (ii) Lender elects to convert the then current Loan Amount to stock as provided in Section 3.01, then and under those conditions, Borrower shall be obligated to issue to Lender, as a prepayment penalty, a Warrant to purchase additional shares of Class A Common Stock at the price of $0.25 per share, exercisable within five (5) years of issuance.  The number of shares of stock subject to the Warrant shall be equal to the difference between (x) the number of shares of Class A Common Stock at $0.25 per share that would have been acquired by Lender upon conversion of the full Maximum Loan Amount of One Million Dollars ($1,000,000), with interest at twelve percent (12%) through August 1, 2018, and (y) the actual number of shares of Class A Common Stock acquired by Lender on the conversion of the Loan Amount.

2.04 Payments Generally.

(a) Delivery of Payments.  All payments due to Lender under this Loan Agreement and the other Loan Documents are to be paid in immediately available United States funds to Lender at Lender's notice address set forth at Section 9.01 hereof, or at such other place as Lender may designate to Borrower in writing from time to time.  All amounts due under this Loan Agreement and the other Loan Documents shall be paid without setoff, counterclaim or any other deduction whatsoever.

(b) Default Interest Rate.  If the Loan is not paid in full on the Due Date, or if the Loan is accelerated following an Event of Default and during the continuance thereof, the interest rate then payable on the Loan shall immediately increase to eighteen percent (18%) (“Default Rate”) and continue to accrue at the Default Rate until full payment is received. Interest at the Default Rate also shall accrue on any judgment obtained by Lender in connection with collection of the Loan or enforcement of any Obligations due under the other Loan Documents until such judgment amount is paid in full.

(c) Application of Payments.  Lender's acceptance of a payment from Borrower in an amount that is less than the full amount then due and Lender's application of such payments to amounts then due from Borrower shall not constitute or be deemed to constitute a waiver of the unpaid amounts or an accord and satisfaction.

~~ARTICLE 3~~

LOAN SECURITY AND RELATED OBLIGATIONS

3.01 Conversion of Note.  At any time prior to the payment in full of the Note, without regard to whether an event of default exists, at the option of Lender, Lender may convert the then current Loan Amount into Class A Common Stock of Borrower at a conversion price of $0.25 per share, in accordance with the terms and conditions of the Note.

3.02 Security Agreement. This Loan Agreement constitutes a “security agreement” within the meaning of the UCC. By executing and delivering this Loan Agreement, Borrower has granted and hereby grants to Lender, as security (the “Security Interest”) for Borrower’s performance of the Loan and its other Obligations, a first-position security interest in all of Borrower’s assets and property, whether now owned or hereafter acquired, wherever located, and whether now or hereafter existing or arising (collectively, the “Collateral”), including, without limitation, all of Borrower’s right, title and interest in and/or to the following:

(a) All personal property, including, without limitation, all contracts (including without limitation all design, manufacturing and distribution contracts and agreements), intellectual property, patents, the Patents, goods, materials, supplies, machinery, furniture and furnishings, appliances, attachments, equipment, inventory, merchandise, fuel inventory, general intangibles, cash, accounts, chattel paper, instruments, promissory notes, drafts, investment property, commercial tort claims, letters of credit, letter-of-credit rights, supporting Obligations, documents and other personal property and assets of any type, in which Borrower now or hereafter acquires an interest or right, which is now or hereafter used or useful in the operation of Borrower’s business, together with any interest of Borrower in and to personal property which is leased or subject to any superior security interest, and all books, records, leases and other agreements, documents, and instruments of whatever  kind or character, relating to such personal property;

(b) All fees, income, rents, issues, profits, earnings, receipts, royalties, and revenues which, after the date hereof and while any portion of the Note and/or Borrower’s other Obligations remains unpaid or unperformed, may accrue from such personal property or any part thereof, or which may be received or receivable by Borrower from any hiring, using, letting, leasing, licensing, or use thereof;

(c) All of Borrower’s present and future rights to receive payments of money, services, or property, including, without limitation, rights to receive capital contributions or subscriptions from Borrower’s shareholders, amounts payable on account of the sale of shares in Borrower, accounts and other accounts receivable, deposit accounts, chattel paper (whether tangible or electronic), notes, drafts, contract rights, instruments, general intangibles, and principal, interest and payments due on account of goods sold or leased, services rendered, loans made or credit extended, together with title to or interest in all agreements, documents, and instruments, evidencing, securing or guarantying the same;

(d) All other intangible property (and related software) and rights relating to the personal property described in Section 3.02(a) above or the operation of the Borrower’s business, including, without limitation, all governmental and nongovernmental permits, licenses, and approvals relating to the same, all names under or by which the Borrower’s business may at any time be operated or known, all rights to carry on business under any such names, or any variant thereof, all trade names and trademarks relating in any way to the Borrower’s business, and all good will and software in any way relating to the Borrower’s business;

(e) All of Borrower’s right, title and interest in and to all permits, license agreements, operating contracts, licenses, development agreements, franchise agreements and all management, service, supply and maintenance contracts and agreements, and any other agreements, permits or contracts of any nature whatsoever now or hereafter obtained or entered into by Borrower with respect to the ownership and operation of the Borrower’s business;

(f) Borrower’s rights under all insurance policies covering the Collateral and any and all proceeds, loss payments, and premium refunds payable regarding the same;

(g) Borrower’s interest in all causes of action, claims, compensation, and recoveries for any damage to or destruction of, the Collateral, or for any conveyance in lieu thereof, whether direct or consequential, or for any damage or injury to the Collateral, or for any loss or diminution in value of the Collateral;

(h) All design, structural, mechanical, and engineering plans and specifications prepared for the Trutankless Water Heaters and all studies, data, and drawings related thereto; and also all contracts and agreements of the Borrower relating to the aforesaid plans and specifications or to the aforesaid studies, data, and drawings;

(i) All commercial tort claims Borrower now has or hereafter acquires relating to the properties, rights, titles, and interests referred to herein;

(j) All letter of credit rights (whether or not the letter or credit is evidenced by a writing) Borrower now has or hereafter requires relating to the properties, rights, titles and interest referred to in this Loan Agreement; and

(k) All proceeds from sale or disposition of any of the aforesaid Collateral and all supporting Obligations ancillary thereto or arising in any way in connection therewith.

Borrower shall cause to be filed a UCC-1 financing statement for the Collateral in the appropriate agency of the State of Nevada and of the State of Arizona, and shall cause to be recorded a related short-form IP security agreement or confirmatory document with the Unites States Patent and Trademark Office, and such other documents as are necessary to perfect Lender’s Security Interest in the Collateral. Information concerning the Security Interest herein granted may be obtained from the parties at the addresses of the parties set forth in Section 9.01 hereof.  If an Event of Default shall occur, Lender, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the UCC, including, without limiting the generality of the foregoing, the right to take possession of the Collateral or any part thereof, and to take such other measures as Lender may deem necessary for the care, protection and preservation of the Collateral.  Upon request or demand of Lender, Borrower shall at its expense assemble the Collateral and make it available to Lender at a convenient place acceptable to Lender.  Borrower shall pay to Lender on demand any and all expenses, including reasonable attorneys’ fees and disbursements, incurred or paid by Lender in protecting the interest in the Collateral and in enforcing the rights hereunder with respect to the Collateral. Any notice of sale, disposition or other intended action by Beneficiary with respect to the Collateral, sent to Borrower in accordance with the provisions hereof at least ten (10) days prior to such action, shall constitute commercially reasonable notice to Borrower. The proceeds of any disposition of the Collateral, or any part thereof, may be applied by Lender to the payment of the Loan and any other Obligations in such priority and proportions as Lender in its sole and absolute discretion shall deem proper. In the event of any change in name, identity or structure of Borrower, Borrower shall notify Lender thereof and promptly after request shall execute, file and record such UCC forms as are necessary to maintain the priority of Lender’s lien upon and security interest in the Collateral, and shall pay all expenses and fees in connection with the filing and recording thereof. If Lender shall require the filing or recording of additional UCC forms or continuation statements, Borrower shall, promptly after request, execute, file and record such UCC forms or continuation statements as Lender shall deem necessary, and shall pay all expenses and fees in connection with the filing and recording thereof, it being understood and agreed, however, that no such additional documents shall increase Borrower’s Obligations under the Loan Documents. Borrower hereby irrevocably appoints Lender as its attorney in fact, coupled with an interest, to file with the appropriate public office on its behalf any financing or other statements signed only by Lender, as secured party, in connection with the Collateral covered by this Loan Agreement.  The foregoing provisions of this Section 3.02 shall be referred to as the “Security Agreement”.

3.03 Collateral Assignment of Contracts. Borrower shall cause the Loan and Borrower’s other Obligations to be secured by an Assignment of Agreements, Permits, Licenses and Contracts (“Assignment of Contracts”) dated as of the date of this Loan Agreement from Borrower to Lender.

3.04 Warrant and Consulting Agreement. Upon the full execution and delivery of the Loan Documents, Borrower shall also deliver to Lender the fully executed Warrant Agreement (in the principal amount of Two Hundred Fifty Thousand Dollars ($250,000)) and Consulting Agreement.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Lender that, as of the Closing Date:

4.01 Organization; Legal Status; Capitalization.  Borrower (a) is duly organized, validly existing and in good standing under the laws of the State of Nevada; and (b) has all necessary approvals, governmental and otherwise, and full power and authority to carry on its business as now conducted and proposed to be conducted. Borrower's correct legal name is set forth on the first page of this Loan Agreement.  All issued and outstanding shares of Borrower are duly authorized and validly issued, fully paid, non-assessable, free and clear of all Liens, and such shares were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

4.02 Power; Authorization; Enforceable Obligations.  Borrower has full power, authority and legal right to execute, deliver and perform its Obligations under the Loan Documents.  Borrower has taken all necessary action to authorize the borrowing of the Loan on the terms and conditions of this Loan Agreement and the other Loan Documents, and Borrower has taken all necessary action to authorize the execution and delivery of its performance under the Loan Documents.  The officer or representative of Borrower signing the Loan Documents has been duly authorized and empowered to do so. The Loan Documents constitute legal, valid and binding Obligations of Borrower, enforceable against Borrower in accordance with their terms.

4.03 No Legal Conflicts.  The borrowing of the Loan and Borrower's execution, delivery and performance of its Obligations under the Loan Documents will not: (a) violate, conflict with, result in a default (following notice and/or expiration of the related grace/cure period without cure or both, as applicable) under any agreement or other instrument to which Borrower is a party or any Requirements of Law (including, without limitation, usury laws); (b) result in the creation or imposition of any Lien whatsoever upon any of its assets, except the Liens created by the Loan Documents; nor (c) require any authorization or consent from, or any filing with, any Governmental Authority.

4.04 No Litigation.  No action, suit, proceeding or investigation, judicial, administrative or otherwise (including, without limitation, any reorganization, bankruptcy, insolvency or similar proceeding)  currently is pending or, to Borrower's knowledge, threatened or contemplated against or affecting Borrower that has not been disclosed by Borrower in writing to Lender.

4.05 Taxes.  Borrower has filed all federal, state, county, municipal, and city income tax returns required to have been filed by it and has paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by it.  Borrower does not know of any basis for any additional assessment in respect of any such taxes and related liabilities for prior years.

4.06 Compliance with Anti-Terrorism, Embargo, Sanctions and Anti-Money Laundering Laws.  Borrower, and to the best of Borrower's knowledge, after having made reasonable inquiry, each Person owning an interest in Borrower, (i) is not currently identified on OFAC List; and (ii) is not a Person with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States.

4.07 Patents and other Intellectual Property. The Patents particularly identified in Schedule 1.01(21) constitute all existing, pending and planned Patents and applications currently associated with Borrower’s business.  Borrower owns all right, title, and interest in and to the Patents, free and clear of all Liens or encumbrances and rights thereto or therein by third parties.  Borrower owns or possesses, free and clear of all Liens or encumbrances and rights thereto or therein by third parties, the requisite licenses or other rights to use all trademarks, service marks, copyrights, service names, trade names, patents and patent applications, including without limitation the Patents, and licenses necessary to conduct and material to its business (including, without limitation any such licenses or rights described herein as being owned or possessed by the Borrower), and there is no material claim or action by any person pertaining to, or proceeding, pending or threatened, which challenges the exclusive rights of the Borrower with respect to any trademarks, service marks, copyrights, service names, trade names, patents, patent applications and licenses used in the conduct of the Borrower’s businesses (including, without limitation, any such licenses or rights described herein as being owned or possessed by the Borrower); the Borrower’s current products, services and processes do not and will not infringe on any patents currently held by third parties.

4.08 Survival.  The representations and warranties contained in this Article 4 survive for so long as the Loan remains payable and any Obligation remains to be performed.

ARTICLE 5

BORROWER COVENANTS

5.01 Payment of Debt and Performance of Obligations.  Borrower shall fully and punctually pay the Loan and perform the Obligations when and as required by the Loan Documents.

5.02 Use of Advances. Except as otherwise consented to by Lender in its sole and absolute discretion, Borrower shall strictly comply with the terms and conditions set forth in Section 2.01(c) above.

5.03 Financial Reports, Books and Records. Borrower shall keep adequate books and records of account with respect to its financial condition and the operation of its business, in accordance with generally accepted accounting practices.  Borrower shall furnish to Lender the following:  (a) updated banking reports; (b) weekly sales reports; (c) weekly inventory reports, including all states of inventory; (d) an annual operating statement presented on an annual basis; (e) an annual balance sheet and profit and loss statement for Borrower; (f) such operating budgets as Lender may reasonably require; (g) monthly profit and loss statements; (h) monthly financial statements; and (i) a statement of change of financial position of Borrower, setting forth in comparative form the figures for the previous fiscal year.  Borrower shall furnish such additional records of its operations as Lender may reasonably request.

ARTICLE 6

EVENTS OF DEFAULT; REMEDIES

6.01 Events of Default.  The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder:

(a) If unpaid principal, accrued interest and all other amounts outstanding under the Loan Documents are not paid in full on the Due Date;

(b) If any representation or warranty made by Borrower shall have been false or misleading in any material respect as of the date made;

(c) If Borrower shall fail to strictly comply with the terms and conditions set forth in Section 2.01(c) above;

(d) If an Event of Default has occurred under any of the other Loan Documents;

(e) If Borrower shall (i) make an assignment for the benefit of creditors; or (ii) Borrower shall commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors (A) seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets; or (iii) there shall be commenced against Borrower any case, proceeding or other action of a nature referred to in clause (ii) above by any party other than Lender which (A) results in the entry of an order for relief or any such adjudication or appointment, or (B) remains undismissed, undischarged or unbonded for a period of ninety (90) days; or (iv) there shall be commenced against Borrower any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of any order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within ninety (90) days from the entry thereof; or (v) Borrower shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (ii), (iii) or (iv) above; or

(f) Except for the specific defaults set forth in this Section 6.01, if any other default or failure to perform occurs hereunder or under any other Loan Document which is not cured (i) in the case of any default which can be cured by the payment of money, within five (5) days after written notice from Lender to Borrower; or (ii) in the case of any other default, within thirty (30) days after written notice from Lender to Borrower; provided that if a default under clause (ii) cannot reasonably be cured within such thirty (30) day period and Borrower has taken commercially reasonable steps to cure such default promptly upon notice thereof from Lender and thereafter diligently proceeds to cure same, such thirty (30) day period shall be extended for so long as it shall require Borrower, in the exercise of due diligence, to cure such default, but in no event shall the entire cure period be more than sixty (60) days.

6.02 Remedies.  If an Event of Default occurs, Lender may, at its option, and without prior notice or demand, do and hereby is authorized and empowered by Borrower so to do, any or all of the following:

(a) Acceleration.  Lender may declare the entire unpaid principal balance of the Loan to be immediately due and payable.

(b) Recovery of Unpaid Sums.  Lender may, from time to time, take legal action to recover any sums as the same become due, without regard to whether or not the Loan shall be accelerated and without prejudice to Lender's right thereafter to accelerate the Loan or exercise any other remedy, if such sums remain uncollected.

(c) Foreclosure of Security Interest.  Lender may foreclose on the Security Interest as provided in Section 3.02, and exercise its rights pursuant to the Assignment of Contracts.

(d) Receiver.  Lender may apply for the appointment of a receiver, trustee, liquidator or conservator of Borrower, without regard for a showing of insolvency, fraud or mismanagement on the part of Borrower.  Any receiver or other party so appointed has all powers permitted by law which may be necessary or usual in such cases for the protection, possession, control, management and operation of Borrower’s business activities.  Borrower hereby consents, to the extent permitted under applicable law, to the appointment of a receiver or trustee upon Lender's request if an Event of Default has occurred.  At Lender's option, such receiver or trustee shall serve without any requirement of posting a bond.

6.03 Cumulative Remedies; No Waiver; Other Security.  Lender's remedies under this Loan Agreement are cumulative (whether set forth in this Article 6 or in any other section of this Loan Agreement) with those in the other Loan Documents and otherwise permitted by law or in equity and may be exercised independently, concurrently or successively in Lender's sole discretion and as often as occasion therefor shall arise.  Lender's delay or failure to accelerate the Loan or exercise any other remedy upon the occurrence of an Event of Default shall not be deemed a waiver of such right as remedy.  No partial exercise by Lender of any right or remedy will preclude further exercise thereof.  Notice or demand given to Borrower in any instance will not entitle Borrower to notice or demand in similar or other circumstances (except where notice is expressly required by this Loan Agreement to be given) nor constitute Lender's waiver of its right to take any future action in any circumstance without notice or demand. Lender may release security for the Loan, may release any party liable therefor, may grant extensions, renewals or forbearances with respect thereto, may accept a partial or past due payment or grant other indulgences, or may apply any other security held by it to payment of the Loan, in each case without prejudice to its rights under the Loan Documents and without such action being deemed an accord and satisfaction or a reinstatement of the Loan.  Lender will not be deemed as a consequence of its delay or failure to act, or any forbearance granted, to have waived or be estopped from exercising any of its rights or remedies.

6.04 Enforcement Costs.  Borrower shall pay, on demand by Lender all costs, expenses, charges and fees incurred by Lender in (a) connection with the negotiation, documentation, closing, administration, servicing and interpretation of the Loan and the Loan Documents, (b) collecting any amount payable under the Loan Documents, and (c) enforcing its rights under the Loan Documents, in each case whether or not legal proceedings are commenced or whether legal action is pursued to final judgment.  Amounts incurred by Lender shall be added to the principal balance of the Loan, shall be immediately due and payable, shall bear interest at the Default Rate from the date of disbursement until paid in full, if not paid in full within five (5) days after Lender's written demand for payment, and such amounts shall be secured by the collateral given to secure the Loan.

~~ARTICLE 7~~

FURTHER ACTS AND ASSURANCES

7.01 Further Acts.  Borrower, at Borrower's expense, agrees to take such further actions and execute such further documents as Lender reasonably may request to carry out the intent of the Loan Documents or to establish and protect the rights and remedies created or intended to be created in favor of Lender under the Loan Documents.  Borrower agrees to pay all filing, registration or recording fees or taxes, and all expenses incident to the preparation, execution, acknowledgement, or filing/recording of the security instruments, or any such instrument of further assurance, except where prohibited by law so to do.

7.02 Replacement Documents.  Upon receipt of an affidavit from an officer of Lender as to the loss, theft, destruction or mutilation of the Note or any other Loan Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such document, Borrower will issue a replacement original in lieu thereof in the same original principal amount and otherwise on the same terms and conditions as the original.

ARTICLE 8

LENDER CONSENT

8.01 No Joint Venture; No Third Party Beneficiaries.  Borrower and Lender intend that the relationships created hereunder and under each of the other Loan Documents are solely those of borrower and lender.  Nothing herein or in any of the other Loan Documents is intended to create, nor shall it be construed as creating anything but a debtor-creditor relationship between Borrower and Lender nor shall they be deemed to confer on anyone other than Lender, and its successors and assigns, any right to insist upon or to enforce the performance or observance of any of the Obligations contained herein or therein.

8.02 Lender Approval.  Wherever pursuant to a Loan Document (a) Lender exercises any right to approve or disapprove or to grant or withhold consent; (b) any arrangement or term is to be satisfactory to Lender; (c) a waiver is requested from Lender, or (d) any other decision is to be made by Lender, all shall be made in Lender's sole discretion, unless expressly provided otherwise in such Loan Document.  By approving or granting consent, accepting performance from Borrower, or releasing funds, Lender shall not be deemed to have warranted or affirmed the sufficiency, completeness, legality or effectiveness of the subject matter or of Borrower's compliance with Requirements of Laws.  Notwithstanding any provision under the Loan Documents which provide Lender the opportunity to approve or disapprove any action or decision by Borrower, Lender is not undertaking the performance of any obligation of Borrower under any of the Loan Documents or any of the other documents and agreements in connection with this transaction.

ARTICLE 9

MISCELLANEOUS PROVISIONS

9.01 Notices.  All notices and other communications under this Loan Agreement are to be in writing and addressed to each party as set forth below.  Default or demand notices shall be deemed to have been duly given upon the earlier of: (a) actual receipt upon hand delivery or electronic (e-mail) delivery; (b) one (1) business day after having been timely deposited for overnight delivery, fee prepaid, with a reputable overnight courier service, having a reliable tracking system; or (c) three (3) business days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by certified mail, postage prepaid, return receipt requested, and in the case of clause (b) and (c) irrespective of whether delivery is accepted.  A new address for notice may be established by written notice to the other; provided, however, that no change of address will be effective until written notice thereof actually is received by the party to whom such address change is sent.  Notice to outside counsel or parties other than the named Borrower and Lender, now or hereafter designated by a party as entitled to notice, are for convenience only and are not required for notice to a party to be effective in accordance with this section.  Notice addresses are as follows:

Address for Lender:                                           BUILT-RIGHT HOLDINGS, LLC
8790 E. Via De Ventura #4640
Scottsdale, AZ  85258
Attn.: Rodney J. Cullum
E-mail:  rod@cullumhomes.com

With a copy to:                                James R. Nearhood
Nearhood Law Offices, PLC
7537 E. McDonald Drive
Scottsdale, AZ  85250
E-mail:  jrn@nearhoodlaw.com

Address for Borrower:                                           BOLLENTE COMPANIES INC.
9850 S. Maryland Pkwy, Ste. 197
Las Vegas, NV  89183
Attn.: Michael Stebbins
E-mail:  mdstebbins@gmail.com

9.02 Entire Agreement; Modifications; Time of Essence.  This Loan Agreement, together with the other Loan Documents, contain the entire agreement between Borrower and Lender relating to the Loan and supersede and replace all prior discussions, representations, communications and agreements (oral or written). If the terms of any of the Loan Documents are in conflict, this Loan Agreement shall control over all of the other Loan Documents unless otherwise expressly provided in such other Loan Document. No Loan Document shall be modified, supplemented or terminated, nor any provision thereof waived, except by a written instrument signed by the party against whom enforcement thereof is sought, and then only to the extent expressly set forth in such writing.  Time is of the essence with respect to all of Borrower's Obligations under the Loan Documents.

9.03 Binding Effect; Joint and Several Obligations.  This Loan Agreement and each of the other Loan Documents shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, whether by voluntary action of the parties or by operation of law. (The foregoing does not modify any conditions regulating Transfers.)  If Borrower consists of more than one party, each shall be jointly and severally liable to perform the Obligations of Borrower under the Loan Documents.

9.04 Duplicate Originals; Counterparts.  This Loan Agreement and each of the other Loan Documents may be executed in any number of duplicate originals, and each duplicate original shall be deemed to be an original.  This Loan Agreement and each of the other Loan Documents (and each duplicate original) also may be executed in any number of counterparts, each of which shall be deemed an original and all of which together constitute a fully executed agreement even though all signatures do not appear on the same document.

9.05 Unenforceable Provisions.  Any provision of this Loan Agreement or any other Loan Documents which is determined by a court of competent jurisdiction or government body to be invalid, unenforceable or illegal shall be ineffective only to the extent of such holding and shall not affect the validity, enforceability or legality of any other provision, nor shall such determination apply in any circumstance or to any party not controlled by such determination.

9.06 Governing Law.  This Loan Agreement and each of the other Loan Documents shall be interpreted and enforced according to the laws of the State of Arizona (without regard to conflict of law provisions thereof that may direct the application of the laws of another jurisdiction) and the applicable laws of the United States of America except that at all times the provisions for the creation, perfection and enforcement of the liens and security interests created pursuant to the security instruments shall be governed by the laws of the state where the Collateral is located.

9.07 Consent to Jurisdiction.  Lender and Borrower hereby consent and submit to the exclusive jurisdiction and venue of any state or federal court sitting in the County of Maricopa, State of Arizona, with respect to any legal action or proceeding arising with respect to the Loan Documents and waive all objections which they may have to such jurisdiction and venue. Nothing herein shall, however, preclude or prevent Lender from bringing actions against Borrower in any other jurisdiction as may be necessary to enforce or realize upon the security for the Loan provided in any of the Loan Documents.

9.08 WAIVER OF TRIAL BY JURY.  BORROWER AND LENDER EACH WAIVE THEIR RESPECTIVE RIGHT, TO THE FULLEST EXTENT PERMITTED BY LAW, AND AGREE NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS LOAN AGREEMENT, ANY OTHER LOAN DOCUMENT, OR THE RELATIONSHIP BETWEEN THE PARTIES AS BORROWER AND LENDER.

[SIGNATURES APPEAR ON THE NEXT PAGE]

IN WITNESS WHEREOF, Lender and Borrower hereby sign, seal and deliver this Loan Agreement.

BORROWER

BOLLENTE COMPANIES INC.,
a Nevada corporation

By:           /S/ Robertson J. Orr
Robertson J. Orr, President

LENDER:

BUILT-RIGHT HOLDINGS, LLC,
an Arizona limited liability company

By:           4C Management, Inc.,
an Arizona corporation
Its:           Manager

By:           /S/ Rod Cullum
Rod Cullum, Vice President

Attachments:

Schedule 1.01                                           Defined Terms